Exhibit 4.3

ASSIGNMENT OF PROMISSORY NOTE

THIS ASSIGNMENT OF COVERTIBLE PROMISSORY NOTE (“Assignment”) is entered into effective as of June 7, 2022, by and among Cooper Dubois, an individual (“Assignor” or “Holder”) and CD EZR Holdings, LLC (“Assignee”) of that certain Promissory Note executed by in favor of Assignor dated January 8, 2021 (“Note”), attached hereto as Exhibit A and incorporated herein by reference. Unless otherwise indicated, capitalized terms used but not defined herein shall have the meaning set forth in the Note.

RECITALS

WHEREAS, Assignor is the “Holder” of the Note in the original Principal Sum in the amount of $500,000.00 (“Principal Sum”) made by EZRaider LLC, a Washington limited liability company (“Maker”), with accruing interest at a rate of 8% per annum (“Interest”);

WHEREAS, the Note provides that Maker shall repay of the Principal Sum on or before the earlier of (i) January 7, 2022 or (ii) the closing of an acquisition of 100% D.S. Raider Ltd (“Maturity Date”);

WHEREAS, as of the date hereof, Maker has not repaid the Principal Sum or any portion thereof owing under the Note;

WHEREAS, as of the date hereof, Holder has not declared Maker in default of the Note;

WHEREAS, Maker and Holder have agreed to extend the Maturity Date to January 7, 2023 through the First Amendment to the Note provided separately by the Maker; and

WHEREAS, Assignor desires to transfer and assign the Note and the First Amendment to the Note to Assignee, and Assignee desires to accept the assignment of and assume Assignor’s rights and duties under the Note, pursuant to the terms and conditions of this Assignment.

ASSIGNMENT

1.         Assignment. For good and valuable consideration, the receipt of which is hereby acknowledged, in accordance with Section 11.4 of the Note, Assignor hereby sells, transfers, and assigns to Assignee, its successors and assigns, without recourse, the Note and the First Amendment to the Note, together with all of Assignor’s right, title, and interest in and to the Note, and all of Assignor’s rights and remedies thereunder, including the right to collect the entire outstanding Principal Sum and accrued Interest under the Note and the First Amendment to the Note, and to take, in Assignor’s or Assignee’s name, any and all actions Assignor might otherwise take.

2.         Warranty. Assignor warrants to Assignee that (i) the Note and the First Amendment to the Note are true, valid and genuine and represent existing valid and enforceable obligations in accordance with their terms; (ii) all signatures, names, addresses, amounts and other statements and facts contained in the Note , the First Amendment to the Note, and this Assignment are true and correct; (iii) the Note, the First Amendment to the Note, and the transactions underlying the obligations (including any sale and delivery) conform to all applicable laws, rules, regulations, ordinances and orders; and (iv) the present unpaid Principal Sum shown on the face of the Note and as set forth in the Recitals of this Assignment are correct. Additionally, Assignor shall indemnify and save Assignee harmless from any loss, damage or expense, including attorneys’ fees, incurred by Assignee as a result of Assignor’s breach of any of the terms of this assignment or any of the warranties, obligations or undertakings described herein.

3.         Waivers. Assignor agrees that Assignee may in Assignor’s name endorse all accompanying notes and all remittances received. Assignor waives notice of acceptance hereof as well as presentment, demand, protest and notice of non-payment and protest as to all contracts heretofore, now, or hereafter signed, accepted, endorsed or assigned to Assignee. Assignor waives to Assignee all exemptions and homestead laws and any other demands and notices required by law, and Assignor waives to Assignee all set-offs and counterclaims. Assignee may at any time, without consent of Assignor, without notice to Assignor and without affecting or impairing the obligations of Assignor hereunder, do any of the following: (a) renew, extend, modify, release or discharge any obligation of the Maker or any persons obligated under the Note, the First Amendment to the Note, or on any accompanying note or guaranty, (the “Note Obligations”); (b) accept partial payments of the Note Obligations; (c) accept new or additional documents, instruments or agreements relating to or in substitution of the Note Obligations; (d) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Note Obligations and the security therefor in any manner; (e) consent to the transfer or return of security and take and hold additional security or guaranties for the Note Obligations; (f) amend, exchange, release or waive any security or guaranty, if any; or (g) bid and purchase at any sale of the Note and apply any proceeds and security and direct the order and manner of sale. Assignor shall have no authority to, and will not, without Assignee’s prior written consent, accept collections, repossess or consent to the return of the property described in the Note or modify the terms thereof. Assignee’s knowledge at any time of any breach of or non-compliance with any of the foregoing shall not constitute any waiver by Assignee.

4.         Consent of Maker. Maker warrants and agrees that: (i) Maker hereby consents to the Assignment of the Note and the First Amendment to the Note by Assignor to Assignee; (ii) nothing in this Assignment shall be construed to modify, waive, release, or otherwise affect, as between Assignor and Maker (prior to the date of this Assignment) or Assignee and Maker (following the date of this Assignment), any of the provisions of the Note; (iii) in the event of any conflict between the Assignment and the Note, this Assignment shall prevail; (iv) following the date of this Assignment, Assignor shall not be liable for any of the obligations under the Note or the First Amendment to the Note; (v) following the date of this Assignment, Maker shall remain fully liable for all of its obligations under the Note and the First Amendment to the Note; (vi) this Assignment shall not be construed as a consent by Maker to any further assignment by Assignor or Assignee; and (vii) to the best of Maker’s knowledge, the Note are in full force and effect, there are no declared events of default on the part of any party to the Note.

5.         Rights of Parties. Nothing in this Assignment, whether express or implied, is intended to confer any rights or remedies under or by reason of this Assignment on any persons other than the parties to this Assignment and their respective successors and assigns.

6.         Benefits. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

7.         Counterparts. This Assignment may be executed in multiple counterparts, by original or facsimile signature, each of which shall be deemed to be an original and all of which taken together shall constitute a single instrument.

8.         Governing Law. The parties agree that this Assignment shall be construed solely in accordance with the laws of the State of Washington notwithstanding its choice or conflict of law principles, and any proceedings arising among the parties in any matter pertaining or related to this Assignment shall, to the extent permitted by law, be heard solely in the State and/or Federal courts located in the County of King County Washington.

9.         Further Actions. The parties covenant and agree to execute such other instruments or documents and to take such further action as may be reasonably necessary or appropriate to fulfill the purposes of this Assignment.

10.       Headings. The paragraph headings of this Assignment are for convenience of reference only and do not form a part of the terms and conditions of this Assignment or give full notice thereof.

11.       Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.       Entire Agreement; Amendment. This Assignment contains the entire understanding between the parties, no other representations, warranties or covenants having induced either party to execute this Assignment, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Assignment may only be modified or amended by written instrument executed by Assignor and Assignee.

IN WITNESS WHEREOF, the undersigned have duly executed this Assignment of Convertible Promissory Note as of the date first written above.

ASSIGNOR or HOLDER: COOPER DUBOIS /s/ Cooper Dubois By: Cooper Dubois	ASSIGNEE: CD EZR Holdings, LLC a Washington limited liability company /s/ Cooper DuBois By: Cooper DuBois, Manager
AGREED AND ACKNOWLEDGED MAKER: EZRAIDER LLC /s/ Moshe Azarzar By: Moshe Azarzar Its: Managing Member

Exhibit A

Convertible Promissory Note